UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[Amendment No. _____]

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

for

The Annual General Meeting of Shareholders

to be held

Friday, June 1, 2012

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

If you reviewed your materials electronically or through a broker or other nominee,

please follow the instructions provided.

This Notice and Proxy Statement, the accompanying Proxy Card, the 2011 Annual Report and the 2011 Annual Report on Form 10-K are first being furnished on or about April 20, 2012.

Garmin Ltd.

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

INVITATION TO ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2012

To the Shareholders of Garmin Ltd:

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), to be held at the Ritz Charles, located at 9000 West 137th Street, Overland Park, Kansas, 66221, USA, at 10:00 a.m., U.S. Central Time, on Friday, June 1, 2012, to consider and vote upon the following matters:

Agenda Items

1.	Approval of Garmin’s 2011 Annual Report on Form 10-K, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and acknowledgment of the Auditor’s Reports

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2011 Annual Report on Form 10-K, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011, and to acknowledge the Auditor’s Reports.

2.	Discharge of the members of the Board of Directors and the executive officers from liability for the fiscal year ended December 31, 2011

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the executive officers be discharged from personal liability for the fiscal year ended December 31, 2011.

3.	Election of two directors

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the directors listed below be reelected for a three-year term that will expire at the annual general meeting in 2015:

Min H. Kao

Charles W. Peffer

4.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2012 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for the fiscal year ending December 29, 2012

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2012 be ratified and that Ernst & Young Ltd. be reelected as Garmin’s statutory auditor for the fiscal year ending December 29, 2012.

5.	Approval of the appropriation of available earnings and the payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin’s general reserve from capital contribution in four installments

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the net loss of Garmin on a stand-alone unconsolidated basis for the period in the amount of CHF 19,823,000 be carried forward and further proposes that Garmin pay a cash dividend in the amount of $1.80 per share out of Garmin’s general reserve from capital contribution payable in four installments as follows: $0.45 on June 29, 2012 to shareholders of record on June 15, 2012, $0.45 on September 28, 2012 to shareholders of record on September 14, 2012, $0.45 on December 31, 2012 to shareholders of record on December 14, 2012 and $0.45 on March 29, 2013 to shareholders of record on March 15, 2013; and further proposes that CHF 422,435,000 be allocated to dividend reserves from capital contribution in order to pay such dividend of $1.80 per share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares eligible to receive the dividend); and further proposes that the remaining balance of CHF 6,080,686,000 be carried forward within the general reserve from capital contribution.

6.	Advisory vote on executive compensation

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the 2012 annual general meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

7.	Such other matters as may properly come before the meeting or any adjournment thereof

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 5, 2012. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 21, 2012. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 21, 2012 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and vote on each of the proposals described in this proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 5, 2012, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 21, 2012, and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares as of April 5, 2012. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s 2011 Annual Report, Garmin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which contains the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011, the Swiss statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and the Auditor’s Report are available in the Investor Relations section of Garmin’s website www.garmin.com and will also be available for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 11, 2012. Copies of the 2011 Annual Report, the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Swiss statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and the Auditor’s Reports may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed Proxy Card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the Proxy Card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the Proxy Card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the Annual Meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call +1 (913) 440-1355. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by May 25, 2012.

By Order of the Board of Directors,

April 20, 2012	Andrew R. Etkind
Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 1, 2012

This Proxy Statement, the 2011 Annual Report and Garmin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at http://materials.proxyvote.com/H2906T

Garmin Ltd.

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

PROXY STATEMENT

Table of Contents

PROXY STATEMENT	2

INFORMATION CONCERNING SOLICITATION AND VOTING	2

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

PROPOSAL ONE – Approval of Garmin’s 2011 Annual Report on Form 10-K, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and acknowledgment of the Auditor’s Reports	8

PROPOSAL TWO – Discharge of the members of the Board and the executive officers from liability for the fiscal year ended December 31, 2011	9

PROPOSAL THREE – Election of two directors	9

THE BOARD OF DIRECTORS	10

Information about present directors	10
Board Leadership Structure and Role in Risk Oversight	14
Compensation and Risk	14
Shareholder Communications with Directors	15
Compensation Committee Interlocks and Insider Participation; Certain Relationships	15
Non-Management Director Compensation	15

PROPOSAL FOUR – Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2012 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for the fiscal year ending December 29, 2012	17

PROPOSAL FIVE – Appropriation of available earnings and payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin’s general reserve from capital contribution in four installments	18

PROPOSAL SIX – Advisory vote on executive compensation	19

AUDIT MATTERS	20

EXECUTIVE COMPENSATION MATTERS	21

SHAREHOLDER PROPOSALS	39

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS	39

OTHER MATTERS	39

APPENDIX A FORM OF PROXIES	A-1

1

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., U.S. Central Time, on Friday, June 1, 2012, at the Ritz Charles, 9000 West 137th Street, Overland Park, Kansas, 66221, USA and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April 20, 2012.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”), and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares (“Plan Participants”).

Proposals

At the Annual Meeting, the Garmin Board intends to ask you to vote on:

1.	Approval of Garmin’s 2011 Annual Report on Form 10-K, which includes the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and acknowledgment of the Auditor’s Reports;

2.	Discharge of the members of the Board and the executive officers from liability for the fiscal year ended December 31, 2011;

3.	Election of two directors;

4.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2012 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for the fiscal year ending December 29, 2012;

5.	Approval of the appropriation of available earnings and the payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin’s general reserve from capital contribution in four installments;

6.	Advisory vote on the compensation of Garmin’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement; and

7.	Such other matters as may properly come before the meeting.

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Shareholders Entitled to Vote

April 5, 2012 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were 194,995,150 shares (excluding shares held directly or indirectly in treasury) outstanding and entitled to vote at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to vote at the Annual Meeting, except as provided below. Any additional shareholders who are registered in Garmin’s share register on May 21, 2012 will receive a copy of the proxy materials after May 21, 2012 and are entitled to attend and vote, or grant proxies to vote, at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 21, 2012, will not be entitled to attend, vote or grant proxies to vote at, the Annual Meeting. No shareholder will be entered in Garmin’s share register as a shareholder with voting rights between the close of business on May 21, 2012 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin's share register on May 21, 2012 but have sold their shares before the meeting date are not entitled to attend, vote or grant proxies to vote at, the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but before May 21, 2012, and who wishes to vote his or her shares at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 21, 2012. Registered holders of our shares (as opposed to beneficial shareholders) on May 21, 2012 who sell their shares prior to the Annual Meeting will not be entitled to vote those shares at the Annual Meeting.

Each of the proposals requires the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions.

The votes of any member of our Board or any of our executive officers will not be counted toward the proposal to discharge the members of the Board and the executive officers from liability for the fiscal year ended December 31, 2011.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2012 is not legally required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent auditor.

3

The proposal relating to the advisory vote on executive compensation is advisory and non-binding on Garmin. However, the compensation committee of our Board will review voting results on this proposal and will give consideration to such voting.

Abstentions and Broker Non-Votes

Pursuant to Garmin’s Articles of Association and Swiss law, (i) shares represented at the Annual Meeting which are not voted on any matter, and (ii) shares which are represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are not included in the determination of the shares voting on such matter. Therefore, shares represented at the Annual Meeting which are not voted on any matter and shares represented by “broker non-votes” will not be counted toward the determination of the majority required to approve the proposals submitted to the Annual Meeting and, therefore, will not have the effect of a vote against such proposals.

Although brokers have discretionary authority to vote shares of Broker Customers on “routine” matters, they do not have authority to vote shares of Broker Customers on “non-routine” matters under New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be voted on at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to vote shares owned by Broker Customers with respect to these proposals unless the broker receives instructions from such customers: Proposal No. 3 (election of two directors); Proposal No. 5 (appropriation of available earnings and payment of a cash dividend); and Proposal No. 6 (Advisory resolution to approve the compensation of Garmin’s Named Executive Officers).

How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. 401(k) and Pension Plan to vote) their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint Garmin (as corporate proxy) as their proxy or, if you are a registered shareholder, you may as an alternative appoint as your proxy the independent representative, Ms. Victoria Westerhaus, Attorney-at-Law, Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2800, Kansas City, MO 64106-2150, USA to vote your shares by checking the appropriate box on the enclosed proxy card. Garmin, as corporate proxy, and the independent representative will vote all shares for which they are the proxy as specified by the shareholders on the Proxy Cards. A shareholder desiring to name as proxy someone other than Garmin or the independent representative may do so by crossing out the names of Garmin and the independent representative on the Proxy Card and inserting the full name of such other person. In that case, the shareholder must sign the Proxy Card and deliver it to the person named, and the person named must be present and vote at the Annual Meeting.

Shares owned by shareholders who have timely submitted a properly executed Proxy Card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed Proxy Card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to Garmin or the independent representative or neither is specified) will be voted in the manner recommended by the Board of Directors. If new proposals (other than those on the agenda for the Annual Meeting) are put forth before the Annual Meeting, Garmin will vote in accordance with the position of the Board of Directors and the independent representative will abstain from voting on such new proposals. Any Proxy Card marked to grant a proxy to both Garmin and the independent representative will be counted as a proxy granted to Garmin only. Any timely submitted and properly executed Proxy Card without indication of a representative will be counted as a proxy granted to Garmin.

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We urge you to return your proxy card by the close of business, U.S. Central Time on May 29, 2012 to ensure that your proxy is timely submitted.

Proxy Holders of Deposited Shares:

Institutions subject to the Swiss Federal Law on Banks and Savings Banks and professional asset managers who hold proxies for beneficial owners who did not grant proxies to Garmin or the independent representative are requested to inform Garmin of the number and par value of the registered shares they represent as soon as possible, but no later than 9:30 a.m., U.S. Central Time on June 1, 2012 at the admission table for the Annual Meeting.

Shares Held Under the 401(k) Plan

On the voting instructions card, Plan Participants may instruct the trustee of our 401(k) Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received generally will be voted by the trustee in the same proportion as those shares for which instructions were actually received from Plan Participants. The trustee of our 401(k) Plan may vote shares allocated to the accounts of the 401(k) Plan participants either in person or through a proxy.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Abstentions and Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls close (or in the case of Plan Participants, until the trustee of the 401(k) Plan votes), votes of Record Holders and voting instructions of Plan Participants may be recast with a later-dated, properly executed and delivered Proxy Card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the Corporate Secretary of Garmin at any time before the Chairman of the Annual Meeting closes the polls; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the 401(k) Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective 401(k) Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

5

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 5, 2012, Garmin had outstanding 194,995,150 shares (excluding shares held directly or indirectly in treasury). The following table contains information as of April 5, 2012 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) the directors and the executive officers who are named in the Summary Compensation Table; and (iii) all of the directors and the named executive officers as a group. Beneficial ownership generally means either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, to Garmin’s knowledge, the holders listed below have sole voting and dispositive power. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin.

			Percent of
Name and Address	Shares(1)		Class(2)

Danny J. Bartel	151,286	(3)	*
Vice President, Worldwide Sales of Garmin International, Inc.
			*
Gene M. Betts	17,022	(4)
Director

Gary L. Burrell(5)	29,563,570	(6)	15.16%
Shareholder

Capital Research Global Investors	17,193,872	(7)	8.81%
Shareholder

Donald H. Eller, Ph.D	717,505	(8)	*
Director

Andrew R. Etkind	131,727	(9)	*
Vice President, General Counsel and Corporate Secretary

Min H. Kao, Ph.D (10)	44,017,580	(11)	22.57%
Director, Chairman and CEO

Ruey-Jeng Kao(12)	11,577,962	(13)	5.93%
Shareholder

Charles W. Peffer	30,330	(14)	*
Director
			*
Clifton A. Pemble	203,651	(15)
Director, President and COO

Thomas P. Poberezny	4,988	(16)	*
Director

Kevin Rauckman	144,970	(17)	*
Chief Financial Officer and Treasurer

Directors and Named Executive Officers as a Group	45,419,059	(18)	23.29%
(9 persons)

*	Less than 1% of the outstanding shares

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable as of April 5, 2012 or within 60 days of such date are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name.

6

(2)	The percentage is based upon the number of shares outstanding as of April 5, 2012 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.
(3)	Mr. Bartel’s beneficial ownership includes 96,500 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 5, 2012 and 130 shares that were purchased for Mr. Bartel’s account in December 2011 as a participant in Garmin’s Employee Stock Purchase Plan. The number of shares reported includes 1,400 shares held in an account on which Mr. Bartel’s spouse has signing authority, over which Mr. Bartel does not have any voting or dispositive power. Mr. Bartel disclaims beneficial ownership of those shares held in the account on which his spouse has signing authority.
(4)	Mr. Betts’ beneficial ownership includes 14,022 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 5, 2012 and 1,000 shares that will be released to him within 60 days of April 5, 2012 upon vesting of a restricted stock units award.
(5)	Mr. Burrell’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.
(6)	The number of shares reported includes 863,570 shares held by a revocable trust established by Mr. Burrell’s wife, over which shares Mr. Burrell does not have any voting or dispositive power. Mr. Burrell disclaims beneficial ownership of these shares owned by his wife’s revocable trust. The number of shares reported also includes 28,700,000 shares that are held by a revocable trust established by Mr. Burrell, over which shares Mr. Burrell shares voting and dispositive power with his son, Jonathan Burrell, who is Mr. Burrell’s attorney-in-fact.
(7)	The information is based on a Schedule 13G dated February 14, 2012 filed by Capital Research Global Investors. According to the Schedule 13G, Capital Research Global Investors’ address is 333 South Hope Street, Los Angeles, California 90071.
(8)	Dr. Eller’s beneficial ownership includes 28,507 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 5, 2012 and 1,000 shares that will be released to him within 60 days of April 5, 2012 upon vesting of a restricted stock units award.
(9)	Mr. Etkind’s beneficial ownership includes 107,000 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 5, 2012.
(10)	Dr. Kao’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.
(11)	Of the 44,017,580 shares, (i) 10,366,188 shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, (ii) 28,443,568 shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power, and (iii) 5,207,824 shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of those shares owned by the revocable trust established by his wife and by the revocable trusts established by his children.
(12)	Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan.
(13)	The 11,577,962 shares are held by Karuna Resources Ltd. Mr. Kao owns 100% of the voting power of Karuna Resources Ltd. Mr. Kao is the brother of Dr. Min Kao. The information is based on Amendment No. 7 dated January 31, 2012 to a Schedule 13G dated February 9, 2001.
(14)	Mr. Peffer’s beneficial ownership includes 25,730 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 5, 2012 and 1,000 shares that will be released to him within 60 days of April 5, 2012 upon vesting of a restricted stock units award.
(15)	Mr. Pemble’s beneficial ownership includes 177,000 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 5, 2012.

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(16)	Mr. Poberezny’s beneficial ownership constitutes 3,988 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 5, 2012 and 1,000 shares that will be released to him within 60 days of April 5, 2012 upon vesting of a restricted stock units award.
(17)	Mr. Rauckman’s beneficial ownership includes 127,000 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 5, 2012 and 393 shares that were purchased for Mr. Rauckman’s account in December 2011 as a participant in Garmin’s Employee Stock Purchase Plan. The number of shares reported includes 5,100 shares held by a revocable trust established by Mr. Rauckman’s wife, over which Mr. Rauckman does not have any voting or dispositive power, and 300 shares held by revocable trusts established by his children. Mr. Rauckman disclaims beneficial ownership of these shares owned by the revocable trusts established by his wife and children.
(18)	The number includes 579,747 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 5, 2012, and 4,000 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 5, 2012. Individuals in the group have disclaimed beneficial ownership as to a total of 34,521,762 of the shares listed.

PROPOSAL ONE – Approval of Garmin’s 2011 Annual Report on Form 10-K, including the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 and acknowledgment of the Auditor’s Reports

The consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 31, 2011 are contained in the 2011 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2011 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd., Garmin’s auditors pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2011 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd., as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd. has expressed its opinion that such statutory financial statements comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd. has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd. has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the financial position of Garmin, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States (US GAAP) and comply with Swiss law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2011 ANNUAL REPORT ON FORM 10-K, THE consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of GarmiN for the fiscal year ended December 31, 2011 and acknowledgment of the Auditor’s ReportS.

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PROPOSAL TWO – Discharge of the members of the Board and the executive officers from liability for the fiscal year ended December 31, 2011

 Unlike the position in the United States, pursuant to Art. 752-761 of the Swiss Code of Obligations (“SCO”), directors and officers of a Swiss company are personally liable not only to the company, but also to each shareholder and to the company’s creditors for any loss or damage caused by an intentional or negligent violation of their duties. Accordingly, in accordance with Article 698, subsection 2, item 5 of the SCO, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the board of directors and executive officers from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011.

PROPOSAL THREE – Election of two directors

Garmin’s Articles of Association classify Garmin’s Board of Directors into three classes and stagger the three-year terms of each class to expire in consecutive years.

Garmin’s nominees for election at this Annual Meeting are Min H. Kao and Charles W. Peffer. Dr. Kao and Mr. Peffer are being nominated as Class III directors to hold office for a three-year term expiring at the annual general meeting in 2015.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for election and the existing directors have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Dr. Kao and Mr. Peffer are currently directors of Garmin, having each been elected at the annual general meeting in 2009 for a term expiring on the date of this Annual Meeting. Dr. Kao and Mr. Peffer have each indicated that they are willing and able to continue serving as directors if elected and have consented to being named as nominees in this Proxy Statement. If either or both of these nominees should for any reason become unavailable for election, Garmin, as corporate proxy, will vote for such other nominee as may be proposed by the Board of Directors, and the independent representative will refrain from voting.

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Min H. Kao, age 63, has served as Chairman of Garmin since August 2004 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He has served as Chief Executive Officer of Garmin since August 2002 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the Board of Directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years. The Board of Directors has concluded that Dr. Kao should be re-nominated as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries and continues to serve Garmin as its Chairman and Chief Executive Officer; (2) he possesses 21 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand and communicate Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Charles W. Peffer, age 64, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of Sensata Technologies Holding N.V. and of the Commerce Funds, a family of seven mutual funds. Mr. Peffer is a director of NPC International, Inc. Aside from these entities Mr. Peffer has not been a member of the Board of Directors of any other entity during the last five years. The Board of Directors has concluded that Mr. Peffer should be re-nominated as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board of Directors, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

THE BOARD OF DIRECTORS

Information about present directors

In addition to the Board nominees who are described under Proposal Three – Election of Two Directors, the following individuals are also on Garmin’s Board, for a term ending on the date of the annual general meeting of shareholders in the year indicated.

Directors Serving Until the Annual General Meeting in 2013

Gene M. Betts, age 59, has been a director of Garmin since March 2001. Mr. Betts was the Chief Financial Officer of Embarq Corporation from August 2005 to November 2009. He previously served as Senior Vice President – Finance and Treasurer of Sprint Corporation from 1998 until August 2005. Mr. Betts is a Certified Public Accountant. Prior to joining Sprint, he was a partner in Arthur Young & Co. (now Ernst & Young). Mr. Betts was a director of eight registered investment companies in the Buffalo Funds complex from 2001 through 2011. Aside from these entities, Mr. Betts has not been a member of the Board of Directors of any other company during the last five years. Mr. Betts was last re-nominated as a director of Garmin because: (1) he has many years of experience as a senior executive of two large corporations; (2) he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Thomas P. Poberezny, age 65, has been a director of Garmin since May 2010. Mr. Poberezny has been Chairman Emeritus of the Experimental Aircraft Association, Inc. (“EAA”) since 2011. He was President of the EAA from 1989 to 2011, and Chairman of the Board of the EAA from 2009 to 2011. The EAA is a non-profit corporation with approximately 160,000 members. The EAA’s mission is to promote and grow general aviation while facilitating innovation. As part of its activities, the EAA organizes the annual EAA AirVenture at Oshkosh, Wisconsin, one of the world’s largest aviation events. Mr. Poberezny has been Chairman of EAA AirVenture since 1975. Mr. Poberezny holds a bachelor’s degree in Industrial Engineering from Northwestern University and also received an honorary degree from the Milwaukee School of Engineering. Mr. Poberezny is an experienced pilot and was the 1973 U.S. National Unlimited Aerobatic Champion and was a member of the 1970-1972 Aerobatic Teams that represented the United States in world competitions. Mr. Poberezny was also a pilot member of the Red Devils/Eagles Aerobatic Team from 1971 to 1995. Mr. Poberezny was a member of the board of directors of the Oshkosh branch of US Bank from 1985 to 2006. Mr. Poberezny was last re-nominated as a director of Garmin because: (1) his significant experience and relationships in the field of general aviation provide the Board of Directors and Garmin with valuable experience and contacts in one of Garmin’s principal business segments; (2) his 20 years of experience as President of the EAA, an organization with approximately 200 employees, has provided him with significant hands-on experience as a chief executive; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Directors Serving Until the Annual General Meeting in 2014

Donald H. Eller, age 69, has served as a director of Garmin since March 2001. Dr. Eller has been a private investor since January 1997. From September 1979 to November 1982 he served as the Manager of Navigation System Design for a division of Magnavox Corporation. From January 1984 to December 1996, he served as a consultant on Global Positioning Systems and other navigation technology to various U.S. military agencies and U.S. and foreign corporations. Dr. Eller holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Texas. Dr. Eller has not been a member of the Board of Directors of any other entity during the last five years. Dr. Eller was last re-nominated as a director of Garmin because: (1) his significant experience in the navigation and GPS fields provides the Board of Directors with valuable experience in the technology utilized by Garmin and its potential applications; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 46, has served as a director of Garmin since August 2004 and has been President and Chief Operating Officer of Garmin since October 2007. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Operating Officer of Garmin International, Inc. since October 2007. Previously, he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the Board of Directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years. Mr. Pemble was last re-nominated as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 20 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Director Independence

The Board of Directors has determined that Messrs. Betts, Eller, Peffer and Poberezny, who constitute a majority of the Board, are independent directors as defined in the listing standards for the NASDAQ Global Select Market.

Board of Directors Meetings and Standing Committee Meetings

Meetings

The Board of Directors held four meetings and took action by unanimous written consent three times during the fiscal year ended December 31, 2011. Three executive sessions of the independent directors were held in 2011. The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2011 fiscal year, the Audit Committee held four meetings and took action by unanimous written consent once, the Compensation Committee held six meetings and took action by unanimous written consent twice, and the Nominating Committee held two meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. Four of the six directors of Garmin attended the 2011 annual general meeting.

Audit Committee

Messrs. Peffer (Chairman), Betts and Poberezny serve as the members of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com. The functions of the Audit Committee include overseeing Garmin’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd., Garmin’s statutory auditor. The Board of Directors has determined that Mr. Betts and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the NASDAQ Global Stock Market).

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Compensation Committee

Messrs. Poberezny (Chairman), Betts, Eller and Peffer serve as the members of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation programs, objectives and policies for senior executives, (b) ensure that Garmin’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified executives, (c) determine the Chief Executive Officer’s compensation level and the components and structure of his compensation package, (d) recommend to the Board the respective compensation levels of the other principal senior officers and the components and structure of their compensation packages, (e) review and approve any employment, change of control or severance agreements with the Chief Executive Officer and other principal senior officers, (f) review and approve executive compensation disclosures made in Garmin’s proxy statements, (g) recommend to the Board any changes in the amount, components and structure of compensation paid to non-employee directors, (h) serve as the Committee administering Garmin’s equity-based incentive plans, and (i) annually review with management succession plans for all principal senior officers. The Board of Directors has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the NASDAQ Global Select Stock Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

Messrs. Eller (Chairman), Betts, Peffer and Poberezny serve as the members of the Nominating Committee. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the composition, size, role and functions of the Board and its committees to oversee the business of Garmin, (b) determine director selection criteria, (c) recommend and evaluate nominees for election to the Board, (d) advise the Board on committee appointments and removals, (e) evaluate the financial literacy of the Audit Committee members, (f) evaluate the independence of director nominees and Board members under applicable laws, regulations and stock exchange listing standards, (g) create and implement a process for the Board to annually evaluate its performance, and (h) recommend to the Board Corporate Governance Guidelines and review such Guidelines periodically. The Board of Directors has determined that all the members of the Nominating Committee are independent (as defined by the listing standards of the NASDAQ Global Select Stock Market).

In selecting candidates for nomination at the annual meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. A shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

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The Nominating Committee requires that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the NASDAQ Global Select Stock Market. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to the Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience in the context of the perceived needs of the Board at the time of consideration, and whether a diversity of skills and experience would be beneficial at the time. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board. Garmin does not have a formal policy regarding diversity among director candidates.

Board Leadership Structure and Role in Risk Oversight

Dr. Kao is the Chief Executive Officer of Garmin and the Chairman of the Board of Directors. Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board of Directors. The independent directors make up a majority of Garmin’s Board of Directors, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment. The Board of Directors believes this Board leadership structure is appropriate because Dr. Kao is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values, and because of his significant ownership of Garmin shares, which aligns his interests with those of Garmin’s shareholders. In addition, the Board of Directors believes that having one person serve as both Chief Executive Officer and Chairman of the Board of Directors demonstrates for our employees, strategic partners, customers and shareholders that Garmin has one clear leader.

The entire Board of Directors performs the risk oversight role. Garmin’s Chief Executive Officer and President and Chief Operating Officer are members of the Board of Directors, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board of Directors and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board of Directors and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board of Directors believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin's compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

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Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of Garmin or any of its subsidiaries. During 2011, Garmin had no compensation committee interlocks of the type required to be disclosed by the rules of the SEC.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms "transaction" and "related person" in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Garmin’s 2011 director compensation package was comprised of cash (annual board and committee chair retainers) and stock option grants.

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Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), was paid an annual retainer of $50,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also received an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee received an annual retainer of $10,000. In addition, each Non-Management Director was paid $1,500 for each Board meeting convened in person and $500 for attending each Board meeting convened by teleconference. For each Audit Committee meeting convened in person or by teleconference, each Non-Management Director was paid $1,000. For each Compensation Committee or Nominating Committee meeting, convened on a separate day from a Board meeting, each Non-Management Director was paid $1,500 for each committee meeting convened in person and $500 for attending each meeting convened by teleconference. Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings.

The Non-Management Directors may also be granted awards, including among others, pursuant to the 2001 Non-Employee Directors’ Equity Incentive Plan, as determined by the Compensation Committee (as defined in such plan).

Garmin does not have formal stock ownership guidelines for its directors.

Under Taiwan banking practice, the chairman of a company is generally required to personally guarantee the company’s loans and mortgages. During 2011, Dr. Kao, as chairman of Garmin Corporation, a Taiwan subsidiary of Garmin, received compensation from Garmin Corporation in the amount of $57,201 for his personal guarantee of Garmin Corporation’s obligations.

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2011 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2011:

					Change in
					Pension Value &
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	SAR/Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) [1]	($) [1]	($)	($)	($)	($)

Gene Betts	$68,794	$100,017	$-	$-	$-	$-	$168,811

Donald Eller	$73,099	$100,017	$-	$-	$-	$-	$173,116

Charles Peffer	$74,072	$100,017	$-	$-	$-	$-	$174,089

Thomas Poberezny	$66,301	$100,017	$-	$-	$-	$-	$166,318

1 This column shows the grant date fair value of stock awards granted in 2011 to each of the non-management directors. As of December 31, 2011, Messrs. Betts, Eller, Peffer and Poberezny, respectively, owned 16,015, 30,500, 27,723 and 5,981 outstanding stock options and each owned 2,999 outstanding stock awards.

PROPOSAL FOUR – Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 29, 2012 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for the fiscal year ending December 29, 2012

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 29, 2012.

Ernst & Young Ltd., Zurich, was elected as Garmin’s statutory auditor for the fiscal year ending December 31, 2011. Swiss law requires that our shareholders elect a firm as statutory auditor. The statutory auditor's main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd. be reelected as Garmin’s statutory auditor for the fiscal year ending December 29, 2012.

Representatives of Ernst & Young LLP and Ernst & Young Ltd. will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 29, 2012.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM the fiscal year ending December 29, 2012 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for the fiscal year ending December 29, 2012.

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PROPOSAL FIVE – Appropriation of available earnings and payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin’s general reserve from capital contribution in four installments

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting. Also, under Swiss law the shareholders must approve the payment of any dividend at an annual general meeting.

The Board of Directors proposes that Garmin pay a cash dividend in the amount of $1.80 per share out of Garmin’s general reserve from capital contribution payable in four installments as follows: $0.45 on June 29, 2012 to shareholders of record on June 15, 2012, $0.45 on September 28, 2012 to shareholders of record on September 14, 2012, $0.45 on December 31, 2012 to shareholders of record on December 14, 2012 and $0.45 on March 29, 2013 to shareholders of record on March 15, 2013.

The proposed reduction to Garmin’s general reserve from capital contribution will be allocated to dividend reserve from capital contributions. This allocation, which is required to be in Swiss francs, shall be determined based on the aggregate amount of the dividend plus a 20% margin for currency fluctuation and shall be calculated based on the CHF/USD exchange rate in effect on June 15, 2012.

The U.S. dollar amount of the dividend shall be capped such that the aggregate dividend shall not exceed the reduction of Garmin’s general reserve from capital contribution as so calculated. To the extent that a dividend payment would exceed the cap either as a result of changes in the Swiss franc/U.S. dollar exchange rate at the time of payment of the dividend installments or as a result of an increase in the issued shares of Garmin, the U.S dollar per share amount of the current or future dividends shall be reduced on a pro rata basis so that the aggregate amount of all dividends paid does not exceed the cap. In any event the dividend payment will not exceed a total of $1.80 per share. If the aggregate dividend payment is lower than the allocation to dividend reserve from capital contributions, the relevant difference will be allocated back to the general reserve from capital contribution.

Proposed Appropriation of Available Earnings:
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	19,823,000
Resolution proposed by the Board of Directors:
- RESOLVED, that the loss of CHF 19,823,000 shall be carried forward.	CHF	19,823,000

Proposed Dividend Payment from General Reserve from Capital Contribution (part of the legal reserves)
General Reserve from Capital Contribution as per December 31, 2011		CHF	6,503,121,000

Resolutions proposed by the Board of Directors:

-	RESOLVED, that Garmin pay a cash dividend in the amount of $1.80 per share out of Garmin’s general reserve from capital contribution payable in four installments as follows: $0.45 on June 29, 2012 to shareholders of record on June 15, 2012, $0.45 on September 28, 2012 to shareholders of record on September 14, 2012, $0.45 on December 31, 2012 to shareholders of record on December 14, 2012 and $0.45 on March 29, 2013 to shareholders of record on March 15, 2013; and further

-	RESOLVED, that CHF 422,435,000[1] be allocated to dividend reserves from capital contribution from general reserve from capital contribution in order to pay such dividend of $1.80 per share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares eligible to receive the dividend) [2]; and further	CHF	422,435,000

-	RESOLVED, that if the aggregate dividend payment is lower than the allocation to dividend reserve from capital contribution from general reserve from capital contribution, the relevant difference will be allocated back to general reserve from capital contribution, and further

-	RESOLVED that the remaining balance of CHF 6,080,686,000 be carried forward within the general reserve from capital contributions.	CHF	6,080,686,000

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1 Based on the currency conversion rate as at December 31, 2011, US$1.80 equals CHF1.69 per share. With a total of 208,077,418 shares eligible for payout, the aggregate dividend total is CHF 422,435,000. This amount will be adjusted based on the currency conversion rate in effect on June 15, 2012 and includes an additional amount of 20% to accommodate unfavorable currency fluctuation that may occur between the time that the dividend is approved by shareholders and when the actual payments are made. Unused dividend reserves will be returned to the general reserve after the March 29, 2013 dividend payment.

2 This number is based on the outstanding share capital at December 31, 2011. The number of shares eligible for dividend payments may change due to the repurchase of shares or sale of treasury shares and the issuance of new shares from the conditional share capital reserved for the employee profit sharing program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS AND payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin’s GENERAL RESERVE FROM capital contribution in four installments.

PROPOSAL SIX – Advisory vote on executive compensation

As required by Section 14A of the Securities Exchange Act of 1934, the Board of Directors proposes that shareholders be provided with an advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes, based on its recruiting and retention experience, is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

2.	Reward executives for individual performance and contribution;

3.	Provide incentives to executives to enhance shareholder value;

4.	Reward executives for long-term, sustained individual and Company performance; and

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5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF the compensation of GARMIN’s Named Executive Officers as disclosed in THIS proxy statement relating to the annual general meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board of Directors.

The Board of Directors pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a charter adopted by the Board of Directors, as amended and restated on July 22, 2011, a copy of which is posted at http://www8.garmin.com/aboutGarmin/invRelations/documents/Audit_Committee_Charter.pdf. The Audit Committee and the Board of Directors annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 31, 2011 with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2011 fiscal year the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T,and Statement on Auditing Standards No. 90 (Audit Committee Communications) and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

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Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman

Gene M. Betts

Thomas P. Poberezny

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 31, 2011 and the fiscal year ended December 25, 2010 by Garmin’s independent registered public accounting firm, Ernst & Young LLP (dollars listed in thousands):

	2011		2010
Audit Fees	$2,788		$2,949
Audit Related Fees	$94	(a)(b)	$70
Tax Fees	$175	(b)(c)	$46
All Other Fees	$3	(d)
Total:	$3,060		$3,065

(a) Audit related fees for 2011and 2010 comprise fees for consent needed for additional SEC filings and acquisition due diligence.

(b) The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.

c) Tax fees for 2011 and 2010 are comprised entirely of tax planning services.

d) All other fees for 2011 are comprised of $3 for on-line subscription fees.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Committee of all audit, audit-related, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2011.

EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

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Compensation Committee

Thomas P. Poberezny (Chairman)

Gene M. Betts

Donald H. Eller

Charles W. Peffer

Compensation Discussion and Analysis

Overview

Garmin’s management and Compensation Committee consider executive compensation in light of the entire associate population in order to establish compensation practices that we believe are competitive based on our recruitment and retention experience. We also strive to establish compensation practices that are viewed as internally equitable and fair for executives, other associates, and shareholders. Executives are therefore compensated using the same elements and techniques as the broader group of associates who contribute to Garmin’s success and we do not utilize compensation practices that benefit only a small group of associates, or compensation practices that could lead to an inappropriate level of risk taking.

Garmin’s executive compensation philosophy is simple and based on direct linkage to performance and alignment with shareholder interests. Garmin’s compensation program does not include any of the following practices generally disfavored by shareholders:

•	Employment agreements;

•	Severance arrangements;

•	Cash payments in connection with a change in control of the company;

•	Tax reimbursements; or

•	Supplemental executive retirement benefits.

Executive compensation is tied to individual and company performance through use of stock compensation programs that align the interests of executives and shareholders based on the common goal of growing share value. Garmin establishes executive compensation taking into account market information obtained through recruiting, retention, and networking. Garmin uses information from its compensation consultant to brief management and the Compensation Committee on compensation trends. However, the compensation consultant does not determine the amount or form of compensation for our executives. Finally, Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation.

Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer companies. Garmin sets executive compensation based on its knowledge of individualized contributions and capabilities of its personnel and the positions involved and the amount and form of compensation that Garmin believes, based on its recruitment and retention experience, is needed to attract, motivate and retain appropriate talent.

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Based on management’s and the Compensation Committee’s awareness of general market data on executive and associate compensation, Garmin’s officers, other than the Named Executive Officers, and other associates are compensated at approximately the respective market median compensation for their position. While management and the Compensation Committee believe that the Named Executive Officers are performing at a high level, in order to avoid inequities which are contrary to our culture and our principles of fairness, some of the Named Executive Officers are compensated significantly below that measure. This difference could potentially create a risk that Garmin may not be able to retain its Named Executive Officers or fill vacancies at current compensation levels although in practice Garmin has not had executive recruiting or retention issues. However, management believes any such risk is more than outweighed by the risk to Garmin's business that may arise if the culture of trust and sense of internal pay equity were compromised by significantly increasing the compensation of Named Executive Officers in relation to that of other officers and associates.

Because the Chief Executive Officer owns a significant amount of Garmin shares, and, therefore, already has a strong incentive to create shareholder value, he has requested that the Compensation Committee provide him only a relatively modest base salary and that he not be awarded restricted stock units, performance shares, stock options or any other form of equity compensation. As a result, there has been no practical need to assess the competitiveness of his compensation using benchmarking data.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that Garmin believes, based on its recruiting and retention experience, is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

•	Reward executives for individual performance and contribution;

•	Provide incentives to executives to enhance shareholder value;

•	Reward executives for long-term, sustained individual and Company performance;

•	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population; and

•	For non-management directors, provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

Role of Executive Officers

Dr. Kao and Mr. Pemble discussed with the Compensation Committee compensation recommendations for each of the executives, other than their respective compensation. In making compensation recommendations, Dr. Kao and Mr. Pemble considered each executive’s performance and other relevant factors, including the scope of each executive’s position and responsibilities, the achievement of Company goals, the current business environment and anticipated changes, executive retention and recruitment considerations, the mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. short and long-term incentives), and the level of risk associated with the executives’ total direct compensation package. Dr. Kao and Mr. Pemble regularly attended meetings of the Compensation Committee in 2010 and 2011, but are not members of the Compensation Committee and do not vote on Compensation Committee matters. Dr. Kao and Mr. Pemble, however, were not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discussed their respective performance or individual compensation.

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Role of Compensation Consultant

The Compensation Committee engaged Towers Watson, an independent compensation consulting firm, during 2010 and 2011, to (i) assess the competitiveness of pay levels for the periods described in the next paragraph of the executive officers listed in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”); (ii) summarize executive pay trends; and (iii) assist the Compensation Committee with proxy compliance. Towers Watson was engaged by and reported directly to the Compensation Committee. Garmin uses information from its compensation consultant to brief management and the Compensation Committee on compensation trends and provides an assessment on the overall competitiveness of Garmin’s compensation programs. However, as noted above, the Compensation Committee does not target a specific benchmark in determining compensation levels for its Named Executive Officers, and the compensation consultant does not determine the amount or form of compensation for our executives.

Towers Watson’s review contained detailed information on base salaries for each named Executive Officer and on annual incentive bonuses and equity incentives for each Named Executive Officer other than the Chief Executive Officer, as well as Towers Watson’s overall findings regarding pay competitiveness. The Compensation Committee considered the information, findings and recommendations of Towers Watson, but all decisions on executive compensation matters were made solely by the Compensation Committee.

Towers Watson performed two separate competitive reviews and analyses of base salary and other components of Garmin’s 2011 compensation, relative to three identified comparator groups and survey market data. The first such review and analysis was provided to the Compensation Committee and management in December 2010 (the “December 2010 Report”). The second such review and analysis was provided to the Compensation Committee and management in October 2011 (the “October 2011 Report”). The comparator groups were created with input from management and the Compensation Committee. For both the December 2010 Report and the October 2011 Report, the three comparator groups were (1) a group of companies from the NASDAQ 100 index, (2) a related industry group of companies selected on the basis that they were in similar industries to Garmin, and (3) a group of publicly traded companies located in the region surrounding Garmin’s operational headquarters in Olathe, Kansas (which is a suburb of Kansas City, Missouri). However, the companies included in those comparator groups differed between the December 2010 Report and the October 2011 Report as described in detail below.

NASDAQ 100 Group

The NASDAQ 100 Comparator Group used in the December 2010 Report consisted of 31 companies with 25th percentile revenues of approximately $2.985 billion. The NASDAQ 100 Comparator Group used in the October 2011 Report consisted of 33 companies with 25th percentile revenues of approximately $2.084 billion.

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Company	2010 Report	2011 Report
Adobe Systems Inc.		X
Altera Corp		X
Amgen Inc	X
Apollo Group Inc.	X	X
Apple Inc.	X
Applied Materials Inc.	X
Audiodesk, Inc.		X
Automatic Data Processing Inc.	X
Biogen Idec Inc.	X
BMC Software Inc.		X
CA Technologies	X	X
Celgenne Corp.	X
Cephalon Inc.	X
Cerner Corporation		X
Cisco Systems, Inc.	X
Citrix Systems, Inc.	X	X
Dell Inc.	X
DENTSPLY International Inc.	X
DIRECTV Group Inc.	X
eBay Inc.	X
Electronic Arts Inc.		X
Expedia Inc.		X
Express Scripts Inc.	X
Fastenal Company		X
First Solar Inc.	X	X
Fiserv, Inc.	X	X
FLIR Systems, Inc.		X
Genzyme Corp.	X
Gilead Sciences Inc.	X
Henry Schein Inc.	X
Intel Corp.	X
Joy Global, Inc.		X
KLA Tencor Corp.	X	X
LAM Research Corp.		X
Life Technologies Corp.	X	X
Marvell Technology Group Ltd.		X
Maxim Integrated Products, Inc.		X
Microchip Technology Inc.		X
Net App Inc.		X
Netflix, Inc.		X
NVIDIA Corp		X
O’Reilly Automotive Inc.		X
Paychex, Inc		X
Research in Motion Ltd.	X
SanDisk Corp.	X	X
Seagate Technology PLC	X
Sigma-Aldrich Corp.		X
SIRIUS XM Radio, Inc.		X
Staples Inc.	X
Starbucks Corp.	X
Stericyle, Inc.		X
Urban Outfitters, Inc.		X
Vertex Pharmaceuticals Inc.	X
Warner Chilcott plc		X
Xilinx Inc.	X	X

Related Industry Group

The Related Industry Comparator Group used in the December 2010 Report consisted of 23 companies with 25th percentile revenues of approximately $2.679 billion. The Committee noted that certain companies, including Apple Inc., Cisco Systems, Inc., Dell Inc., and Seagate Technology, were included in both of the NASDAQ 100 and the Related Industry comparator groups. The Committee believed the overlap was appropriate because the companies met the selection criteria used at that time for both comparator groups. The Related Industry Comparator Group used in the October 2011 Report consisted of 19 companies with 25th percentile revenues of approximately $615 million.

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Company	2010 Report	2011 Report
Agilent Technologies Inc.	X	X
Ametek Inc.	X	X
Apple Inc.	X
Arrow Electronics	X
Avery Dennison Corporation	X
Beckman Coulter Inc.	X	X
Cisco Systems, Inc.	X	X
Cobra Electronics Corp.		X
Dell Inc.	X
Eastman Kodak Co.	X	X
EMC Corporation	X
Emerson Electric Co.	X	X
Esterline	X	X
FLIR Systems	X	X
Harman International Industries Inc.	X	X
Innovative Solutions & Support Inc.		X
L-3 Communications Holdings Inc.	X	X
Lexmark International Inc.	X
Lindsay Corporation		X
NCR Corp.	X	X
Plexus Corp.	X
Regal Beloit Corporation	X	X
Sanmina-SCI Corp.	X	X
Seagate Technology PLC	X
Telecommunications Systems Inc.	X	X
TeleNav, Inc.		X
Trimble Navigation Limited		X
Xerox Corp.	X

Kansas City Region Group

The Kansas City Region Comparator Group used in the December 2010 Report consisted of 23 companies with 25th percentile revenues of approximately $345 million. None of the companies in the Kansas City Region Comparator Group used in the December 2010 Report reported compensation data for any position comparable to Garmin’s Vice President, Worldwide Sales position and only five of such companies reported data for positions comparable to Garmin’s Vice President and General Counsel position. The Kansas City Region Comparator Group used in the October 2011 Report consisted of 13 companies with 25th percentile revenues of approximately $1.045 billion. Only three of these companies reported compensation data for positions comparable to that of Garmin’s Vice President and General Counsel position and only two of these companies reported data for positions comparable to that of Garmin’s Vice President, Worldwide Sales position. In both the 2010 report and the 2011 report, Towers Watson noted that the small sample size could create a high degree of variance in the analysis.

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Company	2010 Report	2011 Report
Cerner Corp.	X	X
Commerce Bancshares Inc.	X	X
Compass Minerals International Inc.	X	X
DST Systems Inc.	X	X
Entertainment Properties Trust	X	X
EPIQ Systems, Inc.	X
Euronet Worldwide Inc.	X
Ferrellgas Partners LP	X	X
Great Plains Energy Incorporated	X	X
H&R Block, Inc.	X	X
Inergy, L.P.	X
Kansas City Life Insurance Co.	X
Kansas City Southern	X	X
Layne Christensen Co.	X
Management Network Group Inc.	X
NASB Financial Inc.	X
NIC Inc.	X
QC Holdings Inc.	X
Seaboard Corp.	X
Sprint Nextel Corp.	X	X
UMB Financial Corporation	X	X
Waddell & Reed Financial Inc.	X	X
YRC Worldwide Inc.	X	X

Benchmarking Pay

In applying the objectives of Garmin’s compensation program, the Compensation Committee uses Towers Watson’s assessments as one input to ascertain fair, reasonable, equitable and competitive compensation for its Named Executive Officers.

While the Compensation Committee did not target each element of pay at any particular percentile individually, the Compensation Committee did consider the competitiveness of Garmin’s compensation program versus each peer group when assessing the competitiveness of Garmin’s base salary, target incentive levels, target total cash and target total direct compensation.

Towers Watson provides a competitive assessment of various compensation elements in which Towers Watson considers compensation to be competitive if it is within a range compared to the benchmarks of +/- 15% for Base Salary and Total Target Cash Compensation and +/- 20% for Total Direct Compensation. The following sections summarize the reports from Towers Watson.

December 2010 Towers Watson Report

The December 2010 Report included a competitive review and analysis of the then proposed 2011 compensation for the Named Executive Officers, relative to the three identified comparator groups described above. According to the December 2010 Report, the contemplated 2011 aggregate base salary for Named Executive Officers other than the Chief Executive Officer was competitive with the 50th percentile of the NASDAQ 100 group (as it was comprised at the time of the December 2010 Report, the “December 2010 NASDAQ 100 Group”) and the Related Industry comparator group (as it was comprised at the time of the December 2010 Report, the “December 2010 Related Industry Group”), and was competitive with the 75th percentile of the Kansas City Region comparator group (as it was comprised at the time of the December 2010 Report, the “December 2010 Kansas City Region Group”). However, according to the December 2010 Report Garmin’s contemplated 2011 target total cash and target total direct compensation for Named Executive Officers other than the Chief Executive Officer were significantly below the 25th percentile of the December 2010 NASDAQ 100 Group and the December 2010 Related Industry Group and were competitive with the 25th percentile of the December 2010 Kansas City Region Group.

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Based on the recommendation from management, the Compensation Committee did not make changes to the contemplated 2011 compensation principally due to the following: (1) the general adverse macro economic conditions that were prevalent in 2010 could continue to present financial challenges for Garmin in 2011, and (2) Garmin has not experienced executive recruiting or retention issues.

October 2011 Towers Watson Report

In October 2011 the Compensation Committee and management asked Towers Watson to conduct a second competitive review and analysis of 2011 proposed total direct compensation for the top four non-Chief Executive Officer executives relative to the three identified comparator groups described above. For purposes of the second review, the Compensation Committee and management instructed Towers Watson to revise the three comparator groups so that they would more accurately consist of companies in markets and industries with which Garmin competes for talent. The companies included in the revised groups are detailed above.

According to the October 2011 Report, Garmin’s aggregate 2011 base salary for Named Executive Officers (other than the Chief Executive Officer) as a group was competitive with the 50th percentile of the NASDAQ 100 group (as it was comprised at the time of the October 2011 Report, the “October 2011 NASDAQ 100 Group”), the Related Industry comparator group (as it was comprised at the time of the October 2011 Report, the “October 2011 Related Industry Group”), and the Kansas City Region comparator group (as it was comprised at the time of the October 2011 Report, the “October 2011 Kansas City Region Group”). According to the October 2011 Report, Garmin’s 2011 target total cash compensation for Named Executive Officers (other than the Chief Executive Officer) as a group was competitive with the 25th percentile of the October 2011 NASDAQ 100 Group and below the 25th percentile of the October 2011 Related Industry Group and the October 2011 Kansas City Region Group.

According to the October 2011 Report, Garmin’s 2011 target total direct compensation for the Named Executive Officers (other than the Chief Executive Officer) as a group (not including the stock option awards granted in December 2011 to the Chief Operating Officer and the Chief Financial Officer described in the next paragraph) (the “December 2011 Stock Options”) was competitive with the 25th percentile of the October 2011 Related Industry Group and below the 25th percentile of the October 2011 NASDAQ 100 Group and the October 2011 Kansas City Region Group.

After reviewing and considering the October 2011 Report, the Compensation Committee made a change to the 2011 compensation proposal for two of the Named Executive Officers by granting stock options in December 2011 to Garmin’s Chief Operating Officer and its Chief Financial Officer. These stock option awards are described in more detail below under “Longer-Term Performance: Restricted Stock Units, Performance Shares, and Stock Options”. These stock option grants were made because the Compensation Committee noted that the Chief Operating Officer and Chief Financial Officer were the only Named Executive Officers for whom total direct compensation based on the benchmarking conducted in October 2011 as set forth in the October 2011 Report was below the 25th percentile for all three of the comparator groups described above.

Elements of Compensation

Garmin’s executive compensation program consists of the following elements:

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Current Year’s Performance: Salary and Annual Incentives

Base Salary

We believe that a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization. We determine base compensation levels subjectively based on assessment of performance, applicable industry compensation data, internal equity considerations, and market information obtained through recruiting and networking. Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities.

The base salary for Garmin’s Chief Executive Officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of the Chief Executive Officer are made without the Chief Executive Officer being present. As noted earlier, Dr. Kao receives a modest base salary and, at his request, does not participate in stock compensation programs that are generally available to other employees.

The base salary for each of the other Named Executive Officers is reviewed annually and is based upon the recommendation of Dr. Kao and Mr. Pemble and the executive’s individual duties and responsibilities, experience and overall performance and internal equity considerations. The Compensation Committee also takes into account market information obtained through recruiting and networking, as well as on an analysis of the market and competitive data, including data from the compensation consultant.

The following table shows the base salary of each of the Named Executive Officers in 2009, 2010 and 2011:

Name	2009[1]	2010	2011
Dr. Kao	$500,010	$500,010	$500,010
Mr. Pemble	$500,502	$550,002	$550,002
Mr. Rauckman	$415,001	$435,001	$435,001
Mr. Etkind	$415,002	$435,002	$435,002
Mr. Bartel	$364,002	$380,001	$380,001

Because Garmin’s management and the Compensation Committee expected that Garmin’s operating income for the fiscal year 2011 would not exceed its operating income for the fiscal year 2010, Dr. Kao and Mr. Pemble recommended, and the Compensation Committee agreed, that the base salaries for the Named Executive Officers for the fiscal year 2011 would remain the same as their base salaries for the fiscal year 2010.

Annual Incentive Awards

Garmin does not have a formalized annual incentive bonus program for Named Executive Officers for a number of reasons, including that management and the Compensation Committee believe that (1) the primary objective of short-term incentive compensation such as annual incentive bonuses – namely, tying executive compensation to performance – is already accomplished through the longer-term incentive compensation described below, (2) short-term incentive compensation, if not properly constructed and managed, can encourage behaviors or decisions that are inconsistent with those that typically lead to longer-term growth, (3) short-term incentive compensation is often provided to a small group of individuals, which is contrary to Garmin’s philosophy that the success of the company is determined by a broad base of contributors, and (4) short-term incentive compensation is less effective than longer-term compensation in retaining executives because it promotes retention only in the short-term outlook of the performance period.

1 The base salaries shown for 2009 are the annualized base salaries based on a year with 26 pay periods. There were 27 pay periods in 2009 so the actual compensation paid was higher.

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Bonus Awards

In 2011, Garmin’s Named Executive Officers, including the Chief Executive Officer, each received a $203 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to substantially all employees of Garmin’s subsidiaries.

Longer-Term Performance: Restricted Stock Units, Performance Shares, and Stock Options

Garmin’s management and Compensation Committee believe that stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of associates with those of shareholders, provides long-term retention incentive, and ties compensation to performance through the creation of shareholder value. While Garmin does not require a specific level of stock ownership for our associates, Garmin encourages stock ownership by offering a variety of stock compensation programs, one or more of which is available to every associate.

The form and amount of stock compensation awarded to each executive is determined by the Compensation Committee based primarily on the recommendation of Dr. Kao and Mr. Pemble (other than with regard to their respective compensation) and the executive’s individual duties and responsibilities, experience and overall performance. The Compensation Committee also takes into account relevant information from the compensation consultant. Factors considered by the Compensation Committee in evaluating individual performance include the executive’s performance relative to his peers within Garmin, the nature and scope of the executive’s position and responsibilities, retention considerations and the current business environment.

Restricted Stock Units

It is Garmin's practice to grant stock in the form of full value RSUs with long vesting periods which provides a long-term retention incentive, aligns the interests of associates with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The total value of each RSU grant is linked to the subjective assessment by management, and approval by the Compensation Committee, of the value of individual performance of the recipient and its contribution to Garmin's overall performance. Since individual and Company performance are the primary drivers in determining the amounts of specific awards of RSUs, we believe that time vesting alone is the appropriate structure to achieve the objectives described above. The value of RSUs increases over time only if our share price increases, which serves to encourage improved Company performance and long-term value creation, thereby benefitting all of our shareholders. While RSUs are dependent upon share price appreciation for increased value, they also offer downside risk protection because they continue to have value even if the share price declines from the price on the date of grant. RSUs have been the primary means of long term incentive compensation since the end of 2008.

The following table shows the grant date fair value of the RSUs awarded to each of the Named Executive Officers (other than the Chief Executive Officer) in 2009, 2010 and 2011:

Name	2009 RSUs	2010 RSUs	2011 RSUs
Mr. Pemble	$304,500	$302,300	$301,821
Mr. Rauckman	$203,102	$201,483	$201,214
Mr. Etkind	$203,102	$201,483	$201,214
Mr. Bartel	$142,202	$141,023	$140,887

Stock Options

This element of longer-term incentive compensation is designed to enhance executive retention and to reward the recipients for delivering business performance and shareholder value over the long-term. Stock options only have value to the grantees if the stock price increases after the awards are granted, which provides an incentive to deliver business performance and shareholder value over the long-term. Furthermore, the time-based vesting feature requires that a Named Executive Officer remain with the company for a period of time (typically 5 years) before the awards are vested, enhancing retention.

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Stock options were the primary means of long term incentive compensation until mid-2008, after which the company began using RSUs. However, in December 2011, the Compensation Committee decided to grant stock options to Garmin’s Chief Operating Officer and its Chief Financial Officer. These grants were made because the Compensation Committee noted that the Chief Operating Officer and Chief Financial Officer were the only Named Executive Officers for whom total direct compensation based on the benchmarking conducted in December 2010 as set forth in the Towers Watson Report was below the 25th percentile for all three of the comparator groups used in the study. The Compensation Committee decided to grant stock options for these awards rather than RSUs because stock options are performance based as they only have value if the stock price increases after the grants (whereas RSUs have value even if the stock price does not increase after the grants). Thus, the Compensation Committee believed that these stock option awards would provide incentives to the Chief Operating Officer and the Chief Financial Officer that are particularly aligned with the interests of Garmin’s shareholders.

The following table shows the grant date fair value of the stock options awarded to the Chief Operating Officer and Chief Financial Officer in 2011 (none of the other Named Executive Officers were granted stock option awards in 2011):

Name	2011 Stock Options
Mr. Pemble	$297,157
Mr. Rauckman	$148,578

Performance Shares

This element of the longer-term incentive compensation is designed to focus the Named Executive Officers on delivering business performance and shareholder value over the next three years. The Compensation Committee believes that these awards are another means to further align the interests of the executives with those of Garmin’s shareholders. Performance shares were granted by the Compensation Committee in 2008 and 2009 in an effort to improve the overall competitiveness of compensation for Named Executive Officers other than the Chief Executive Officer. Under the award agreements for awards granted to executives in 2008, if Garmin’s pro forma net income for fiscal year 2009 through 2011 exceeded pro forma net income for its 2008 fiscal year by 30% or more, then each Named Executive Officer would be eligible to earn a number of Garmin shares specified in his award agreement. As defined in the award agreements, “pro forma net income” means net income calculated using U.S. generally accepted accounting principles as represented in Garmin’s annual audited consolidated financial statements included in its annual reports on Form 10-K plus annual income tax provision, plus interest expense, minus interest income, plus foreign currency loss, minus foreign currency gain, plus loss on the sale of equity securities, minus gain on the sale of equity securities, plus other expense, minus other income.

Because Garmin’s pro forma net income for fiscal years 2009 through 2011 did not exceed Garmin’s pro forma net income for its 2008 fiscal year by 30% or more, none of the Named Executive Officers earned any Garmin shares under the awards granted to them in 2008.

Under the award agreements for performance share awards granted to executives in 2009, if Garmin’s operating income for fiscal year 2010 through fiscal year 2012 exceeded operating income for its 2009 fiscal year by 20% or more, then each of the Named Executive Officers is eligible to earn a number of Garmin shares specified in his award agreement. For purposes of the 2009 award agreements, “operating income” means Garmin’s consolidated operating income as represented in its audited consolidated financial statements included in its annual report on Form 10-K. Under guidance currently offered to investors, the company does not expect operating income for the fiscal year 2012 to exceed the operating income for the fiscal year 2011, and thus does not expect to trigger the threshold for the performance share awards granted in 2009.

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The following table shows the grant date fair value of the performance shares awarded to each of the Named Executive Officers (other than the Chief Executive Officer who did not receive any grant of performance shares) in 2009 (no performance shares were awarded in 2011 or 2010):

Name	2009 Performance Shares
Mr. Pemble	$206,544
Mr. Rauckman	$123,920
Mr. Etkind	$123,920
Mr. Bartel	$103,256

Because Garmin expected that operating income for the fiscal year 2011 would not exceed its operating income for the fiscal year 2010, the Chief Executive Officer recommended, and the Compensation Committee agreed, that it would not award any performance shares to the Named Executive Officers in 2010. Similarly, the Chief Executive Officer recommended, and the Compensation Committee agreed, that it would not award any performance shares to the Named Executive Officers in 2011.

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to all employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. No employee, including Named Executive Officers, may contribute more than 10% of his or her salary to the plan or purchase more than $25,000 worth of Garmin shares under the plan in any one calendar year.

Benefits; Retirement Contributions

Garmin’s Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s 401(k) plan and makes an additional employer contribution to this plan. In 2011, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee's salary, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee's salary, whether or not the employee contributed to the plan. For 2011, no salary in excess of $245,000 was taken into account for either of the foregoing contributions. In 2011, the Vice President, General Counsel and Corporate Secretary, Mr. Etkind, relocated from the U.S. to Switzerland and is now employed by Garmin in Switzerland. During the time he was employed by Garmin’s principal U.S. subsidiary, Garmin made the contributions to his 401(k) plan account described above. During the time he was employed by Garmin in Switzerland in 2011 and going forward, Garmin made and will continue to make the mandatory contributions to his Swiss pension plan account that are required under Swiss law.

Other Considerations

Effect of Non-Binding Shareholder Advisory Vote on Executive Compensation

At Garmin’s 2011 Annual General Meeting of Shareholders, in an advisory, non-binding, vote the shareholders approved the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. The results of the advisory vote have not affected Garmin’s executive compensation decisions and policies.

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Perquisites

Consistent with Garmin’s belief that executive compensation should be internally equitable among the executives and in relation to the broader Garmin employee population, Garmin does not provide any perquisites to any of its executives who are employed by Garmin’s principal U.S. subsidiary. As stated above under “Benefits; Retirement Contributions” Mr. Etkind relocated from the U.S. to Switzerland during 2011. As part of this relocation, Garmin provides Mr. Etkind certain cost of living related benefits, such as tuition reimbursement for his child’s education, and benefits that are customary for Garmin’s senior managers in Europe, such as a company car.

Executive Ownership; Policies Regarding Hedging

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives have received in recent years a large portion of their total direct compensation in Garmin, time-based restricted stock units and stock options. Pursuant to the Garmin Ltd. Statement of Insider Trading Policy, Garmin strongly discourages the Named Executive Officers and other insiders from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. Any such request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Adjustment or Recovery of Awards or Payments

If the performance measures upon which compensation awards are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Compensation Committee would consider on a case-by-case basis whether to adjust such award or recover such award from the executive who received the award. Garmin does not have a formal policy that would require such an adjustment to or recovery of such an award.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) 1 and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the Internal Revenue Code (the “Code”) generally provides that publicly-held corporations may not deduct in any one taxable year compensation in excess of $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers unless such compensation qualifies as “performance-based compensation” as defined in the Code and related tax regulations. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decision, as noted above, and retains the flexibility to grant awards it determines to be consistent with Garmin’s objectives for its executive compensation program even if the award is not deductible by Garmin for tax purposes.

Severance Benefits

Garmin does not have executive employment agreements or executive severance agreements with any of its executives.

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Change-in-Control Benefits

If an executive’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs) would immediately become exercisable and all of the executive’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows 2011, 2010 and 2009 compensation for the Chief Executive Officer, the Chief Financial Officer and the three highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”):

				Stock	SARs/Option	All Other
				Awards ($)	Awards	Compensation	Total
Name & Principal Position	Year	Salary ($)	Bonus ($) [1]	2	($) [3]	($) [4]	($)

Min H. Kao
Chairm an & Chief
Executive Officer	2009	$519,242	$203	$0	$0	$70,007	$589,452

	2010	$500,011	$203	$0	$0	$82,263	$582,477

	2011	$500,011	$203	$0	$0	$86,671	$586,885

Clifton A. Pem ble
President & Chief
Operation Officer	2009	$519,234	$203	$511,044	$0	$28,263	$1,058,744

	2010	$550,000	$203	$302,300	$0	$25,345	$877,848

	2011	$550,000	$203	$301,821	$297,157	$25,345	$1,174,526

Kevin S. Rauckman
Chief Financial Officer &
Treasurer	2009	$430,963	$203	$327,022	$0	$26,828	$785,015

	2010	$435,000	$203	$201,483	$0	$25,253	$661,939

	2011	$435,000	$203	$201,214	$148,578	$25,345	$810,340

Andrew R. Etkind
Vice President, General
Counsel & Secretary	2009	$430,964	$203	$327,022	$0	$29,349	$787,538

	2010	$435,000	$203	$201,483	$0	$29,378	$666,064

	2011	$435,000	$203	$201,214	$0	$225,852	$862,269

Danny J. Bartel
Vice President,
Worldw ide Sales	2009	$378,002	$203	$245,458	$0	$29,276	$652,939

	2010	$380,000	$203	$141,023	$0	$29,299	$550,525

	2011	$380,000	$203	$140,887	$0	$29,400	$550,490

1 Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section.

2This column shows the grant date fair value with respect to the RSUs and performance shares granted in 2009, 2010 and 2011. See the Grants of Plan-Based Awards table for information on awards made in 2011.

3This column shows the grant date fair value with respect to the SARs and stock options granted in 2009, 2010 and 2011. See the Grants of Plan-Based Awards table for information on awards made in 2011.

4All Other Compensation for each of the Named Executives for 2009, 2010 and 2011 includes amounts contributed by the Company (in the form of profit sharing and matching contributions) to the trust and in the Named Executive Officers' benefit under the Company's qualified 401(k) plan. With respect to 2011, for each Named Executive Officer except Mr. Etkind $12,250 was contributed as a profit sharing contribution under the qualified 401(k) plan; Dr. Kao and Mr. Bartel received $16,500 in company matching contributions related to the qualified 401(k) plan; Mr. Pemble and Mr. Rauckman received $12,375 in company matching contributions related to the qualified 401(k) plan. Dr. Kao’s All Other Compensation includes payments in each of 2009, 2010 and 2011 for personal guarantees of Garmin Corporation, in accordance with Taiwan banking practice. In 2011, the amount of such payment to Dr. Kaow as $57,201. Mr. Etkind's All Other Compensation in 2011 includes $12,169 in profit sharing contributions under the qualified 401(k) plan, $14,602 in company matching contributions related to the qualified 401(k) plan, $165,162 cost of living adjustment, $28,766 Swiss pension plan contribution, and $4,837 relocation adjustment. All Other Compensation for 2009, 2010 and 2011 includes for all Named Executives premiums on life insurance.

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Grants of Plan-Based Awards

The following table provides information for each of the Named Executive Officers regarding 2011 grants of RSUs and Performance Shares:

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Aw ards			Equity Incentive Plan Aw ards

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or	Grant Date
								Number of	Number of	Base Price of	Fair Value
								Shares of	Securities	Option	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#) [1]	Options (#) [2]	($/Sh)	Awards [3]

Min H. Kao

Clifton A.	12/14/2011							8,055			$301,821
Pem ble	12/28/2011								28,220	$39.71	$297,157

Kevin S.	12/14/2011							5,370			$201,214
Rauckm an	12/28/2011								14,110	$39.71	$148,578

Andrew R.	12/14/2011							5,370			$201,214
Etkind

Danny J.	12/14/2011							3,760			$140,887
Bartel

1Awards made in the form of Restricted Stock Units on December 14, 2011.

2 Awards made in the form of options on December 28, 2011. The option price is determined based on the average of the high and low price of Garmin stock on the date of grant.

3 This column represents the grant date fair value of RSUs and options. For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on the NASDAQ stock market on the date of grant by the number of shares awarded. For options, that amount is calculated using a Black-Scholes option pricing model with weighted average assumptions. For additional information on the valuation assumptions with respect to the 2011 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 31, 2011:

			Option Awards						Stock Awards
									Equity Incentive
				Equity Incentive Plan				Market	Plan Awards:		Equity Incentive Plan
	Number of		Number of	Awards: Number of			Number of	Value of	Number of		Awards: Market or
	Securities		Securities	Securities			Shares or	Shares or	Unearned		Payout Value of
	Underlying		Underlying	Underlying	Option /	Option /	Units of	Units of	Shares, Units or		Unearned Shares,
	Unexercised		Unexercised	Unexercised	SAR	SAR	Stock That	Stock That	Other Rights		Units or Other
	Options (#)		Options (#)	Unearned Options	Exercise	Expiration	Have Not	Have Not	That Have Not		Rights That Have
Name	Exercisable		Unexercisable	(#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)		Not Vested ($) [5]
Min H. Kao	-		-	-	-	-	-	-	-		-

Clifton A.	20,000	(1)	-	-	$14.90	12/26/12	-	-	8,000	(3)	$318,480
Pem ble	20,000	(1)	-	-	$27.27	12/23/13	-	-	6,000	(3)	$238,860
	24,000	(1)	-	-	$19.94	09/23/14	-	-	8,000	(3)	$318,480
	-	(1)	28,220	-	$39.71	12/28/21	-	-	8,055	(3)	$320,670
	12,000	(2)	-	-	$21.59	06/23/15	-	-	10,000	(4)	$398,100
	15,000	(2)	-	-	$30.66	12/26/15	-	-	6,667	(4)	$265,413
	20,000	(2)	-	-	$46.15	06/09/16	-	-	-		-
	20,000	(2)	-	-	$51.07	12/05/16	-	-	-		-
	16,000	(2)	4,000	-	$63.31	06/08/17	-	-	-		-
	20,000	(2)	5,000	-	$105.33	12/04/17	-	-	-		-
	15,000	(2)	10,000	-	$50.97	06/06/18	-	-	-		-

Kevin S.	15,000	(1)	-	-	$27.27	12/23/13	-	-	6,000	(3)	$238,860
Rauckman	20,000	(1)	-	-	$19.94	09/23/14	-	-	4,002	(3)	$159,320
	-	(1)	14110		$39.71	12/28/21	-	-	5,332	(3)	$212,267
	10,000	(2)	-	-	$21.59	06/23/15	-	-	5,370	(3)	$213,780
	12,000	(2)	-	-	$30.66	12/16/15	-	-	6,000	(4)	$238,860
	15,000	(2)	-	-	$46.15	06/09/16	-	-	4,000	(4)	$159,240
	15,000	(2)	-	-	$51.07	12/05/16	-	-	-		-
	12,000	(2)	3,000	-	$63.31	06/08/17	-	-	-		-
	16,000	(2)	4,000	-	$105.33	12/04/17	-	-	-		-
	12,000	(2)	8,000	-	$50.97	06/06/18	-	-	-		-

Andrew R.	17,000	(1)	-	-	$27.27	12/23/13	-	-	6,000	(3)	$238,860
Etkind	10,000	(1)	-	-	$19.94	09/23/14	-	-	4,002	(3)	$159,320
	10,000	(2)	-	-	$21.59	06/23/15	-	-	5,332	(3)	$212,267
	12,000	(2)	-	-	$30.66	12/16/15	-	-	5,370	(3)	$213,780
	15,000	(2)	-	-	$46.15	06/09/16	-	-	6,000	(4)	$238,860
	15,000	(2)	-	-	$51.07	12/05/16	-	-	4,000	(4)	$159,240
	12,000	(2)	3,000	-	$63.31	06/08/17	-	-	-		-
	16,000	(2)	4,000	-	$105.33	12/04/17	-	-	-		-
	12,000	(2)	8,000	-	$50.97	06/06/18	-	-	-		-

Danny J.	10,000	(1)	-	-	$14.90	12/26/12	-	-	4,800	(3)	$191,088
Bartel	10,000	(1)	-	-	$27.27	12/23/13	-	-	2,802	(3)	$111,548
	10,000	(1)	-	-	$19.94	09/23/14	-	-	3,732	(3)	$148,571
	5,000	(1)	-	-	$21.59	06/23/15	-	-	3,760	(3)	$149,686
	6,000	(2)	-	-	$30.66	12/16/15	-	-	5,000	(4)	$199,050
	10,000	(2)	-	-	$46.15	06/09/16	-	-	3,333	(4)	$132,687
	12,500	(2)	-	-	$51.07	12/05/16	-	-	-		-
	12,000	(2)	3,000	-	$63.31	06/18/17	-	-	-		-
	12,000	(2)	3,000	-	$105.33	12/04/17	-	-	-		-
	9,000	(2)	6,000	-	$50.97	06/06/18	-	-	-		-

[1]	Represents non-qualified stock options.
[2]	Represents stock appreciation rights.
[3]	Represents restricted stock units.
[4]	Represents performance shares.

5 Determined by multiplying the number of unearned shares by $39.81, which was the closing price of Garmin shares on the NASDAQ stock market on December 31, 2011. Subject to the award, the amounts included in this column with respect to performance shares assume that the performance goals will be achieved and that all of the perfornamce shares will be paid. The actual determination as to whether the performance goals were achieved will not be made until after the end of the applicable performance periods on December 31, 2012 and December 31, 2013.

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Option Exercises and Stock Vested

The following table provides stock awards vested in December 2011 as well as information for each of the Named Executive Officers regarding stock options or SARs exercised in 2011:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Min H. Kao	0	$0	0	$0

Clifton A. Pemble	6,000	$168,423	8,000	$302,400

Kevin S. Rauckman	10,000	$252,835	5,667	$214,266

Andrew R. Etkind	7,000	$134,331	5,667	$214,266

Danny J. Bartel	7,000	$147,071	4,267	$161,378

Potential Post-Employment Payments

None of the Named Executive Officers has an employment agreement or severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares. The following table lists the estimated current value of such acceleration of vesting.

						Involuntary
						Termination
						within 12
						months of
						Change in
Name	Voluntary	For Cause	Death	Disability	Without Cause	Control
Min H. Kao	$-	$-	$-	$-	$-	$-

Clifton A. Pemble	$-	$-	$3,739,831	$3,739,831	$-	$3,739,831

Kevin S. Rauckman	$-	$-	$2,381,195	$2,381,195	$-	$2,381,195

Andrew R. Etkind	$-	$-	$1,819,476	$1,819,476	$-	$1,819,476

Danny J. Bartel	$-	$-	$1,410,349	$1,410,349	$-	$1,410,349

1 Value of unvested SAR grants and RSU/PSU awards, based on of $39.81 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 31, 2011.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 21, 2012. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for next year’s annual meeting of shareholders to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than March 6, 2013 and such proposal must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting. If Garmin does not receive advance notice of a shareholder proposal in accordance with the above requirements, Garmin will have discretionary authority to vote shares for which it holds proxies on such shareholder proposal presented at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2011 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2011 were timely filed by the Reporting Persons.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

39

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov See the Invitation to the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2011 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin for the fiscal year ended December 31, 2011 as well as the Auditor’s Report.

40

A-1

GARMIN.

**IMPORTANT ANNUAL MEETING INFORMATION**

## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 31, 2012.**

### Vote by Internet

1. Go to **www.investorvote.com/GRMN**

- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

**A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 4, 5 and 6. The Board of Directors recommends a vote FOR the nominees listed in Proposal 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Approval of Garmin Ltd.'s 2011 Annual Report, including the consolidated financial statements of Garmin Ltd. for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin Ltd. for the fiscal year ended December 31, 2011 and acknowledgement of the Auditor's Reports. | ☐ | ☐ | ☐ |
| 2. Discharge of the members of the Board of Directors and the executive officers from liability for the fiscal year ended December 31, 2011. | ☐ | ☐ | ☐ |

3. Election of Directors:

| | For | Withhold |
|---|---|---|
| 01 - Min H. Kao *Term expiring in 2015* | ☐ | ☐ |
| 02 - Charles W. Peffer *Term expiring in 2015* | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 4. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd.'s independent registered public accounting firm for the 2012 fiscal year and the re-election of Ernst & Young Ltd. as Garmin Ltd's statutory auditor for the 2012 fiscal year. | ☐ | ☐ | ☐ |
| 5. Approval of the appropriation of retained earnings and the payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin Ltd's general reserve from capital contribution in four installments. | ☐ | ☐ | ☐ |
| 6. Advisory vote on executive compensation. | ☐ | ☐ | ☐ |

7. In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereto, including matters incident to its conduct.

**B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

A-2

# GARMIN

**IMPORTANT ANNUAL MEETING INFORMATION**

## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 31, 2012.**

**Vote by Internet**

1. Go to **www.investorvote.com/GRMN**

- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

**Vote by telephone**

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

**A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 4, 5 and 6. The Board of Directors recommends a vote FOR the nominees listed in Proposal 3.**

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 1. Approval of Garmin Ltd.'s 2011 Annual Report, including the consolidated financial statements of Garmin Ltd. for the fiscal year ended December 31, 2011 and the statutory financial statements of Garmin Ltd. for the fiscal year ended December 31, 2011 and acknowledgement of the Auditor's Reports. | ☐ | ☐ | ☐ |
| 2. Discharge of the members of the Board of Directors and the executive officers from liability for the fiscal year ended December 31, 2011. | ☐ | ☐ | ☐ |

3. Election of Directors:

| Nominee | For | Withhold |
|---|---|---|
| 01 - Min H. Kao *Term expiring in 2015* | ☐ | ☐ |
| 02 - Charles W. Peffer *Term expiring in 2015* | ☐ | ☐ |

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 4. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd.'s independent registered public accounting firm for the 2012 fiscal year and the re-election of Ernst & Young Ltd. as Garmin Ltd's statutory auditor for the 2012 fiscal year. | ☐ | ☐ | ☐ |
| 5. Approval of the appropriation of retained earnings and the payment of a cash dividend in the aggregate amount of $1.80 per share out of Garmin Ltd's general reserve from capital contribution in four installments. | ☐ | ☐ | ☐ |
| 6. Advisory vote on executive compensation. | ☐ | ☐ | ☐ |

7. In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereto, including matters incident to its conduct.

**B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

A-3

A-4